Exhibit 10.4

                             STOCKHOLDERS AGREEMENT


         This stockholders agreement is dated May 12, 2000, and is between TERACOMM RESEARCH, INC., a Delaware corporation ("TeraComm"), each of the stockholders of TeraComm listed on Exhibit A (each a "Common Stockholder"), and ATLANTIC TECHNOLOGY VENTURES, INC. , a Delaware corporation ("Atlantic"; together with all other holders of Preferred Stock, the "Preferred Stockholders"; and the Preferred Stockholders together with the Common Stockholders, each a "Stockholder").

         The Common Stockholders each hold shares of common stock, par value $0.001, of TeraComm (the "Common Stock").

         Atlantic and TeraComm are concurrently with execution and delivery of this agreement entering into a stock purchase agreement (the "Stock Purchase Agreement") pursuant to which TeraComm is issuing to Atlantic 1,400 shares of Series A preferred stock, par value $0.001 per share, of TeraComm (the "Preferred Stock"; together with the Common Stock, the "Capital Stock").

         TeraComm and each of the Stockholders desire, for their mutual benefit and protection, to enter into this agreement to set forth their respective rights and obligations with respect to their shares of Capital Stock.

         TeraComm and the Stockholders therefore agree as follows:

                                   ARTICLE 1
                       CORPORATE GOVERNANCE AND MANAGEMENT

         1.1 Voting. The Stockholders hold all shares of Capital Stock registered in their respective names or beneficially owned by them as of the date of this agreement (and any shares of Capital Stock legally or beneficially acquired by each of them after the date of this agreement) subject to, and shall vote those shares of Capital Stock in accordance with, the provisions of this agreement.

         1.2 Election of Directors. (a) Immediately following execution and deliver of this agreement, and any time thereafter TeraComm's stockholders act to elect members of TeraComm's board of directors, the Stockholders shall take such actions (whether by vote in person, by proxy or by written consent) required to establish at five the number of members of TeraComm's board of directors, and to elect as those members two individuals designated by the Preferred Stockholders and three individuals designated by the Common Stockholders, except that if at anytime the Preferred Stockholders own fewer than 1,400 shares of Preferred Stock, they will only have the right to designate only one member of TeraComm's board of directors.

               (b) No designee of the Preferred Stockholders on TeraComm's board of directors may be removed without the consent of the Preferred Stockholders. If the Preferred Stockholders notify the Common Stockholders that they wish to have removed a designee of the Preferred Stockholders on TeraComm's board of directors, the Common Stockholders shall take such

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actions, or cause their designees on TeraComm's board of directors to cause
TeraComm to take such actions, as are required to remove that designee. In the event that a member of TeraComm's board of directors resigns, is removed or is otherwise unable to serve in that capacity, the Stockholder or Stockholders entitled to designate that member shall designate a replacement and the Stockholders shall take such actions, or cause their designees on TeraComm's board of directors to cause TeraComm to take such actions, as are required to elect the replacement member.

               (c) Atlantic hereby designates A. Joseph Rudick and Frederic P. Zotos as the initial designees of the Preferred Stockholders on TeraComm's board of directors, and the Common Stockholders designate Kenneth A. Puzey, Thomas G. Ference and Nancy Hamilton as their initial designees on TeraComm's board of directors, to be elected to TeraComm's board of directors immediately following execution and deliver of this agreement.

                                   ARTICLE 2
                       TRANSFER OF SHARES OF CAPITAL STOCK

         2.1 Restrictions on Transfer. (a) No Stockholder may sell, assign, exchange, give, pledge, mortgage or otherwise transfer (collectively, "transfer"; the act of so doing, a "transfer") any of the shares of Capital Stock currently owned by it, or any other shares of Capital Stock that it acquires, or any right or interest therein, whether voluntarily or involuntarily, by operation of law or otherwise, except in accordance with the terms of this agreement and in compliance with any and all applicable Federal and state securities laws. Any such purported transfer in violation of this agreement will be void.

               (b) If a Stockholder transfers its shares of Capital Stock to a Person that is not a Stockholder, that transfer will only be valid if the Person acquiring those shares agrees in writing, prior to the transfer, to be bound by the terms of this agreement to the same extent that the transferring Stockholder was bound by this agreement immediately prior to the transfer. If that Person so agrees, then upon completion of the transfer it will become a party to this agreement.

         2.2 Transfers to Related Transferees. Each Stockholder may freely transfer Shares to any Related Transferee.

         2.3 Right of First Refusal. (a) Subject to Section 2.1(b), if at any time any Common Stockholder proposes to transfer any of its shares of Common Stock to any Person other than the Preferred Stockholders (that Common Stockholder, a "Selling Stockholder"), the Selling Stockholder shall give written notice to the Preferred Stockholders describing fully and accurately the proposed transfer, including the number of shares of Common Stock it proposes to transfer, the identity of the proposed transferee (the "Outside Party"), and the proposed price and payment terms of the proposed transfer (that notice, the "Transfer Notice"). The payment terms of the contemplated transfer to the Outside Party from the Selling Stockholder must be expressed in terms of cash, cash equivalents (such as certificates of deposit, shares of stock in publicly-traded companies, and the like) or a promissory note of the Outside Party payable on one or more

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dates specified in the Transfer Notice. The Outside Party's offer must be a bona fide written offer of a Person other than TeraComm.

               (b) At any time within the 10-day period immediately following the Preferred Stockholders' receipt of the Transfer Notice, the Preferred Stockholders may by written notice to the Selling Stockholder elect to purchase all the shares of Common Stock subject to the Transfer Notice (the "Refusal Shares") at the price per share set forth in the Transfer Notice (this right, the "Right of First Refusal").

               (c) The closing of any purchase of the Refusal Shares by the Preferred Stockholders pursuant to the Right of First Refusal must be held at TeraComm's offices on a date and at a time designated by the Preferred Stockholders in their notice of exercise of the Right of First Refusal, but the closing must be held no later than 60 days after delivery of the Transfer Notice.

               (d) If the Preferred Stockholders fail to exercise timely the Right of First Refusal upon the terms set forth in the Transfer Notice, or elect to purchase the Refusal Shares, but fail to close the purchases of the Refusal Shares within the period specified therefor in Section 2.3(c), then the Selling Stockholder may not later than 120 days following delivery of the Transfer Notice transfer the Refusal Shares on the terms described in the Transfer Notice. Any proposed transfer on terms materially different to those described in the Transfer Notice, as well as any proposed transfer by the Selling Stockholder after the expiration of the 120-day period, will again be subject to the Right of First Refusal, and in connection with any such proposed transfer the Selling Stockholder must comply with the procedure described in this Section 2.3.

               (e) At any closing under this Section 2.3 any Selling Stockholder effecting a transfer of shares of Common Stock shall deliver, against wire transfer of payment for those shares to an account designated in writing by that Selling Stockholder, certificates representing those shares duly endorsed in blank or accompanied by appropriate duly-executed assignments or stock powers for transfer.

         2.4 Involuntary Transfer. Without limiting the effect of Sections 2.1 and 2.2, in the case of any purported transfer of title to or beneficial ownership of any shares of Capital Stock upon default, foreclosure, forfeit, court order, or otherwise than by a voluntary decision on the part of a Stockholder (an "Involuntary Transfer"), that Stockholder (or its legal representatives) shall promptly (but in no event later than two business days after that Involuntary Transfer) furnish written notice to TeraComm indicating that the Involuntary Transfer has occurred, specifying the name of the Person to whom the shares have been transferred, and giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer.

         2.5 Improper Transfer. Any attempt to transfer any shares of Capital Stock in violation of this agreement will be null and void, and TeraComm shall not give any effect to such attempted transfer in its stock records.

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                                   ARTICLE 3
                             RIGHT OF PARTICIPATION

         3.1 Right of Participation. Subject to the terms of this Section 3.1, TeraComm hereby grants to each Stockholder the right to purchase that Stockholder's Pro Rata Portion of any New Securities that TeraComm may, from time to time, propose to sell and issue. A Stockholder's "Pro Rata Portion" for purposes of this Section 2.1 is the ratio of (1) the sum of the number of shares of Common Stock then held by that Stockholder and the number of shares of Common Stock then issuable upon conversion of outstanding securities convertible into or exercisable for shares of Common Stock (including shares of Preferred Stock) held by that Stockholder bears to (2) the sum of the total number of shares of Common Stock then outstanding and the number of shares of Common Stock then issuable upon conversion of all outstanding securities convertible into or exercisable for shares of Common Stock (including shares of Preferred Stock).

         3.2 Definition of New Securities. (a) Subject to Section 3.2(b), "New Securities" means any security (including but not limited to shares of Common Stock or Preferred Stock, whether authorized or not, and rights, options or warrants to purchase shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into shares of Common Stock or Preferred Stock) that TeraComm issues after the date of this Agreement.

               (b) The term New Securities does not include the following:

(1) securities offered to the public generally pursuant to a registration statement effective under the Securities Act;

(2) securities issued pursuant to the acquisition of another business by TeraComm by merger, purchase of all or substantially all of the assets or shares of the other business or other reorganization whereby TeraComm or its stockholders own not less than a majority of the voting power of the surviving or successor business;

(3) any shares of Common Stock or options to purchase Common Stock (including any shares of Common Stock issued upon exercise of any such options) issued to officers, employees or directors of, or consultants to, TeraComm pursuant to any agreement, plan or arrangement approved by the TeraComm's board of directors;

(4) any shares of Common Stock issued to any lender, customer or vendor of TeraComm, on condition that any such transaction or arrangement is approved by TeraComm's board of directors;

(5) securities issued by TeraComm in connection with any stock split, stock dividend or recapitalization; and

(6) securities issued by TeraComm upon conversion or exercise of other securities.

         3.3 Notice of Right. If TeraComm proposes to undertake an issuance of New Securities, it shall give each Stockholder written notice of its intention, describing the type of New Securities and the price and general terms upon which TeraComm proposes to issue them.

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If a Stockholder wishes to purchase any New Securities, it must within 15 days of its receipt of any such notice provide TeraComm with a written notice stating that it wishes to purchase New Securities for the price and upon the terms specified in the notice and stating how many New Securities it wishes to purchase (up to the amount referred to in Section 3.1).

         3.4 Exercise of Right. If any Stockholder exercises its right under
Section 3.1, the closing of the purchase by that Stockholder of the New Securities with respect to which it has exercised its right must take place within 30 days after the Stockholder gives notice of its exercise. This period of time will be extended if necessary to permit TeraComm or that Stockholder to comply with applicable laws and regulations. Upon any exercise of a Stockholder's right under Section 3.1, TeraComm and that Stockholder must use commercially reasonable efforts to consummate the purchase contemplated thereby and shall use all reasonable efforts to secure any approvals required in connection therewith.

         3.5 Lapse and Reinstatement of Right. (a) In the event any Stockholder fails to or elects not to exercise its right under Section 3.1 within the 15-day period specified in Section 3.3, the remaining Stockholders that have elected to purchase their pro rata portions will be entitled to purchase any New Securities that remain unpurchased. Each such Stockholder will have the right to purchase those New Securities in the proportion that the sum of the number of shares of Common Stock then held by that Stockholder and the number of shares of Common Stock then issuable upon conversion of outstanding securities convertible into or exercisable for shares of Common Stock (including shares of Preferred Stock) held by that Stockholder (prior to receipt of the written notice of TeraComm referred to in Section ) bears to the sum of the number of shares of Common Stock then held by all Stockholders also electing to purchase the remaining New Securities and the number of shares of Common Stock then issuable upon conversion of outstanding securities convertible into or exercisable for shares of Common Stock (including shares of Preferred Stock) held by all Stockholders also electing to purchase the remaining New Securities. All such purchases must be made within the period specified for closing specified in Section 3.4.

               (b) If after the 90-day period specified in Section 3.4 any New Securities remain unpurchased, TeraComm may within 90 days sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby will be closed, if at all, within 60 days from the date of that agreement) to sell those New Securities at the price and upon the terms specified in the notice delivered by TeraComm pursuant to Section 3.3. If TeraComm has not sold the New Securities or entered into an agreement to sell the New Securities within that 90-day period (or sold and issued New Securities in accordance with the foregoing within 60 days of the date of any agreement to sell those New Securities), TeraComm may not thereafter issue or sell any New Securities without first offering those New Securities to the Stockholders in the manner provided in this
Article 3. Any offer by TeraComm of New Securities in addition to those specified in the notice described in Section 3.3, whether on the same or different terms as are specified therein, must comply with the terms of this
Article 3.

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                                   ARTICLE 4
                                  MISCELLANEOUS

         4.1 Consent of Spouse. The spouse of each Stockholder who is an individual and married has executed a Consent of Spouse in the form of Exhibit B, which that Stockholder is delivering to Teracomm with this agreement..

         4.2 Stock Dividends. If during the term of this agreement there is any stock dividend, stock split or similar other change in the character or amount of any of the outstanding shares of Capital Stock, then any and all new, substituted or additional securities to which the Stockholders are entitled by reason of their ownership of shares of Capital Stock will immediately be subject or entitled to the terms of this agreement with the same force and effect as the shares of Capital Stock currently subject to this agreement without any further action by the parties.

         4.3 Subsequent Issuances and Purchases. All shares of Capital Stock that are issued to or purchased by any Stockholder after the date of this agreement, including without limitation any obtained by exercise of any warrant granted hereafter, or any stock option, will become immediately subject or entitled to the terms of this agreement with the same force and effect as the shares of Capital Stock currently subject to this agreement without further action by the parties.

         4.4 Restrictive Legends. Except as otherwise provided in Section 4.4(c), TeraComm shall cause each certificate representing shares of Capital Stock held by a Stockholder or a transferee to be stamped or otherwise imprinted with a legend in substantially the following form:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or registered or qualified under applicable state securities laws. TeraComm Research, Inc. ("TeraComm") is not required to give effect to any transfer of these securities unless (a) there is an effective registration statement under the Securities Act with respect to these securities and these securities are registered or qualified under applicable state securities laws, or (b) TeraComm is provided with an opinion of counsel reasonably acceptable to TeraComm to the effect that such transfer may be made without registration under the Securities Act and applicable state securities laws.

               (b) TeraComm shall cause each certificate representing shares of Capital Stock held by a Stockholder or a transferee to include a legend in substantially the following form:

         The securities represented by this certificate are subject to restrictions on transfer and other terms contained in a stockholders agreement dated May 12, 2000. You may obtain a copy of this agreement from TeraComm at its principal executive offices.

               (c) The legend requirements of Section 4.4(a) terminate as to any shares of Capital Stock (1) when and so long as those shares have been effectively registered under the Securities Act of 1933 as amended (the "Securities Act"), and disposed of pursuant thereto or

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(2) when TeraComm has determined that those shares may be transferred without registration thereof under the Securities Act and that such legend may be removed.

         4.5 Termination. The term of this agreement expires upon (1) the written agreement of Atlantic and a majority of the then-outstanding shares held by the Common Stockholders or (2) immediately prior to the occurrence of a Qualified Public Offering (as defined in TeraComm's certificate of incorporation), whichever occurs earlier.

         4.6 Governing Law. Except where the mandatory law of Delaware applies, this agreement is governed by the laws of the State of New York, without giving effect to principles of conflict of laws.

         4.7 Notices. Every notice or other communication required or contemplated by this agreement must be in writing and sent by one of the following methods: (1) personal delivery, in which case delivery is deemed to occur the day of delivery; (2) certified or registered mail, postage prepaid, return receipt requested, in which case delivery is deemed to occur the day it is officially recorded by the U.S. Postal Service as delivered to the intended recipient; or (3) next-day delivery to a U.S. address by recognized overnight delivery service such as Federal Express, in which case delivery is deemed to occur upon receipt. In each case, a notice or other communication sent to a Stockholder must be directed to the address for that Stockholder as recorded on TeraComm's books and records of TeraComm, and a notice or other communication sent to TeraComm must be directed to the address set forth below:

         TeraComm Research, Inc.
         P.O. Box 163
         Essex Junction, VT  05453
         Attention:  Kenneth A. Puzey, President

         with a copy to:

         Ireland, Stapleton, Pryor & Pascoe, P.C.
         1675 Broadway
         Suite 2600
         Denver, CO 80202
         Attention:  Jack Lewis, Esq.

         4.8 Severability. If any provision of this agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this agreement will remain in full force and effect. Any provision of this agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         4.9 Definitions. As used in this agreement, the following terms have the following meanings:

         "Affiliate" means, with respect to any given Person, any other Person at the time directly or indirectly controlling, controlled by or under common control with that Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or

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cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Person" means any natural person, a sole proprietorship, a corporation, a partnership, a limited liability company, a joint venture, an association, a trust, or any other entity or organization, including a government entity.

         "Related Transferee" means (1) with respect to any Stockholder who is an individual, that Stockholder's spouse, any adult lineal descendants, the adult spouse of any adult lineal descendant, and any trust for the benefit of any minor or adult lineal descendants, and (2) with respect to any Stockholder that is not an individual, any Affiliate of that Stockholder.

         4.10 Amendment. This agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         4.11 Entire Agreement. This agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

         4.12 Counterparts. This agreement may be executed in several counterparts, each of which is an original and all of which together constitute one and the same instrument.

         The undersigned are executing this agreement on the date stated in the introductory clause.

                                            TERACOMM RESEARCH, INC.



                                            By:___________________________
                                               Kenneth A. Puzey
                                               President


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                           COUNTERPART SIGNATURE PAGE
                                       TO
                             STOCKHOLDERS AGREEMENT

                           (All joint owners to sign)


STOCKHOLDER:


______________________________________________
Print Name


______________________________________________
Signature



STOCKHOLDER:


______________________________________________
Print Name


______________________________________________
Signature

                                                                      Exhibit A

                                  STOCKHOLDERS


Kennth A. Puzey
Thomas G. Ference
David L. Simon
Terry Allen
John M. Fife
David G. Weaver
Harvey Bordett
Donna M. Kaylor
Robert E. Nary
Wayne K. Higashi
Linda A. Meloro
Linda Pellegrino
Brian Slepian
Stephen C. Shear
Michael L. Edwards
Curtis B. Prochowski
Thomas S. Staron, Jr.
Mathew P. & Jennifer Haynos
Susan E. Murley
Jonathan H. Fay (custodians: Jon Fay
and Elaine Ploof)
Brian R. Kessler
Jed H. Rankin
Mark Staron
William D. Surdock

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                                                                       Exhibit B

                                CONSENT OF SPOUSE


         I am the spouse of one of the stockholders of TeraComm Research, Inc. ("TeraComm"), and I hereby agree as follows:

         1. I consent to my spouse's signing the agreement among TeraComm stockholders (that agreement, the "Stockholders Agreement").

         2. I acknowledge that my spouse's interest in TeraComm shares is a business interest that is subject to the sole management and control of my spouse.

         3. I agree to be bound by the terms of the Stockholders Agreement and agree that it applies to my community property interest, if any, in my spouse's TeraComm shares.

         5. I acknowledge that TeraComm has recommended that I obtain separate legal counsel before signing this consent, and that I have considered this recommendation prior to signing this consent.

         6. I specifically consent to the provisions of the Stockholders Agreement that impose restrictions on my spouse's transfer of his or her TeraComm shares.


Effective Date:     Print Name:                    Signature:
---------------     -----------                    ---------


May 12, 2000        ________________________       ____________________________